UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2005

                             UNITED DIAGNOSTIC, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    0-11772                 25-1411971
 ---------------------------   ----------------------        ------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)


               124 West 60th Street, #33L, New York New York 10023 (Address of principal executive offices, including Zip Code)

                                  212-315-3585
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      Effective February 28, 2005, United Diagnostic, Inc., a Delaware corporation ("UNDI"), entered into a Capital Stock Exchange Agreement to acquire all the of the issued and outstanding equity capital of SPO Medical Equipment, Ltd., a privately-held company organized under the laws of the State of Israel (the "Proposed Transaction"). The Proposed Transaction is required to occur on or before April 30, 2005, and is subject to various closing conditions. If the Proposed Transaction closes as contemplated, SPO will become a wholly-owned subsidiary of UNDI and there would be a complete change of management. The Proposed Transaction is expected to be treated for accounting purposes as a reverse acquisition.

      Pursuant to the Proposed Transaction, at closing the existing shareholders of SPO will be issued 5,842,134 shares of the common stock, par value $0.01 per share of UNDI, thereby becoming the controlling shareholders of UNDI. The total number of shares that would be outstanding if the Proposed Transaction closes would be approximately 6,491,260 million shares.

      If UNDI and the SPO stockholders complete the Proposed Transaction, another Current Report on Form 8-K will be filed containing the required financial and other information.

Item  9.01. Financial Statements and Exhibits

      (a)   Financial Statements.

            None.

      (b)   Pro Forma Financial Information

            None.

      (c)   Exhibits:

            None

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2005                          UNITED DIAGNOSTIC, INC.

                                               By: /s/ Judah Marvin Feigenbaum
                                                   -----------------------------
                                                   Judah Marvin Feigenbaum
                                                   Chief Executive Officer